UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2021

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Research Drive

Dartmouth, Nova Scotia, Canada B2Y 4M9

(Address of principal executive offices, including zip code)

(902) 482-5729

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMAT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 4, 2021, Meta Materials Inc. (“the Company”) and its newly formed subsidiary, 1315115 BC Inc. (“Canco”), a British Columbia corporation, entered into an Arrangement Agreement (the “Agreement”) with Nanotech Security Corp., a British Columbia corporation (“Nanotech”), pursuant to which Canco would acquire all of the outstanding common shares of Nanotech by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), on and subject to the terms and conditions of the Agreement. On October 5, 2021, following the satisfaction of the closing conditions set forth in the Agreement, the Arrangement was completed.

This Current Report on Form 8-K/A (“Amendment No. 1”) is being filed to amend the Current Report on Form 8-K filed on October 8, 2021 (the “Original Filing”). The purpose of Amendment No 1 is to disclose that after completing its analysis of the impact of the Arrangement, the Company determined that the acquisition did not trigger any requirement that the company file the financial statements of Nanotech under Item 9.01 of Form 8-K. No other changes are being made to the Original Filing

Item 9.01. Financial Statements and Exhibits.

The Company has determined that no financial statements are required to be filed as exhibits to the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META MATERIALS INC.

By:	/s/ Kenneth L. Rice
Kenneth L. Rice
Chief Financial Officer

Date: December 17, 2021